UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 15, 2015

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

600 E. Las Colinas Blvd, Suite 1500
Irving, Texas 75039
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 584-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2015, Daegis Inc. (the "Company") was notified by the Listing Qualifications Staff of The NASDAQ Stock Market LLC that, based on the Company’s continued non-compliance with the $1.00 minimum closing bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5550(a)(2), the Company’s securities are subject to delisting from NASDAQ unless the Company timely requests a hearing before the Listing Qualifications Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which hearing the Company will present its plan to evidence and sustain compliance with all applicable requirements for continued listing on NASDAQ. The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “DAEG” pending completion of the hearing process and the expiration of any extension period granted by the Panel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 17, 2015, titled “Daegis Receives NASDAQ Staff Determination Letter”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015

By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer